Exhibit 10.1

November 1, 2015

Sharon T. Rowlands

323 West 87th Street

New York, NY 10024

Dear Sharon,

Reference is made to your employment offer letter with ReachLocal, Inc. (“Company”), dated March 31, 2014 (the “Employment Letter”).

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company hereby agrees to extend its reimbursement to you of up to $10,000 per month for temporary living expenses as described in your Employment Letter for up to an additional 12 months beginning August 1, 2015. Consistent with the Employment Letter, to the extent the reimbursement of such temporary living expenses is considered taxable income to you, the Company will gross up its reimbursement to account for such taxes.

Except as hereby expressly modified, all other terms of the Employment Letter remain in full force and effect in accordance with their terms.

Please confirm your agreement to the foregoing by signing and dating below.

Sincerely,

ReachLocal, Inc.

/s/ James Geiger

James Geiger on behalf of the Board of Directors

ACCEPTED, ACKNOWLEDGED AND AGREED TO this 1st day of November, 2015:

/s/ Sharon T. Rowlands

Sharon T. Rowlands